Exhibit 10.4
SUPPLEMENTAL INDENTURE
     THIS SUPPLEMENTAL INDENTURE dated as of June 20, 2011, among FMC FINANCE III S.A., a corporation under the laws of Luxembourg (the “Original Issuer”), as Issuer, FRESENIUS MEDICAL CARE AG & Co. KGaA, a partnership limited by shares (Kommanditgesellschaft auf Aktien) organized under the laws of the Federal Republic of Germany (the “Company”), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”) and FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (“FMCD” and, together with the Company and FMCH, the “Guarantors”), FRESENIUS MEDICAL CARE US FINANCE, INC., a Delaware corporation (the “Successor Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), with reference to that certain Indenture dated as of July 2, 2007, by and among the Issuer, the Guarantors and the Trustee (the “Indenture”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.
RECITALS
          WHEREAS, the Indenture provides that the issuer of the Notes may sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties and assets to a Person organized under the laws of a state of the United States or other specified jurisdictions, provided that, among other things, the acquiring Person enters into a supplemental indenture pursuant to which such Person assumes the obligations of the Issuer under the Notes and the Indenture and subjects itself to all of the provisions of the Indenture and that, upon execution of such supplemental indenture and satisfaction of the conditions set forth in the Indenture with respect to such assumption and the related supplemental indenture, the acquiring Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the former Issuer shall be discharged from all obligations and covenants under the Indenture and the Notes;
          WHEREAS, the Original Issuer and the Successor have entered into an agreement for the disposition of substantially all of the assets and liabilities of the Original Issuer to the Successor Issuer in consideration of the Successor Issuer’s assumption of substantially all of the liabilities of the Original Issuer including, without limitation, its liabilities and obligations under the Notes and the Indenture, which disposition shall be effective upon the execution of this Supplemental Indenture;
          WHEREAS, an Officers’ Certificate of the Company pursuant to Sections 9.6 and 11.2 of the Indenture, in the form required pursuant to Section 11.3 of the Indenture, has been delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture;
          WHEREAS, Opinions of Counsel pursuant to Sections 5.1, 9.6 and 11.2 of the Indenture, in the form required by Section 11.3 of the Indenture, have been delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture; and
          WHEREAS, contemporaneously with the execution and delivery of this Supplemental Indenture, there is being delivered to the Trustee under the Indenture a Global Note issued by the Successor Issuer in the aggregate principal amount of $500,000,000.00 with the Note Guarantees of the Guarantors endorsed thereon (the “Successor Issuer Notes”), to be authenticated and issued upon the Successor Issuer’s assumption of the obligations of the Issuer on the Notes and under the Indenture pursuant to this Supplemental Indenture.
          NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:
ARTICLE I
SUPPLEMENTAL INDENTURE
          SECTION 1.1. Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.
          SECTION 1.2. Assumption of Obligations of the Issuer by the Successor Issuer. The Successor Issuer hereby assumes and agrees to perform the obligations of the Original Issuer under the Notes and the Indenture and subjects itself to all of the provisions (including the representations and warranties) of the Indenture as the Issuer of the Notes.
          SECTION 1.3. Release of Issuer. Pursuant to Section 5.1 of the Indenture, upon execution of this Supplemental Indenture by the Trustee the Successor Issuer shall succeed to, and be substituted for, and shall be entitled to exercise every right and power of, the Issuer under the Indenture, with the same effect as if it were the Issuer thereunder, and the Original Issuer shall be discharged from all obligations and covenants under the Indenture and the Notes.
          SECTION 1.4. References to the Issuer. To effect the assumption by the Successor Issuer of the obligations of the Original Issuer, the Indenture is hereby amended and supplemented to provide that all references in the Indenture and the Notes to the Original Issuer as Issuer of the Notes shall henceforth be deemed references to the Successor Issuer as Issuer of the Notes.
          SECTION 1.5. Amendment to Indenture. The Indenture is hereby amended and supplemented as follows:
     (a) Section 4.12 of the Indenture is hereby amended by deleting the fourth paragraph thereof and replacing it with the following:

     The Issuer will pay any present stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in The United States (or any political subdivision thereof or therein) from the execution, delivery and registration of Notes upon original issuance and initial resale of the Notes or any other document or instrument referred to therein. If at any time the Issuer changes its place of organization to outside of The United States or there is a new issuer organized outside of The United States , the Issuer or new issuer, as applicable, will pay any stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in the jurisdiction in which the Issuer or new issuer is organized (or any political subdivision thereof or therein) and are payable by the Holders of the Notes in respect of the Notes or any other document or instrument referred to therein under any law, rule or regulation in effect at the time of such change, or in connection with, the enforcement of the Notes or any such other document or instrument.
     (b) By virtue of the conversion of Fresenius AG into Fresenius SE, a European Company (Societas Europaea) on July 13, 2007, and the subsequent change of legal form of Fresenius SE from a European Company to a partnership limited by shares (Kommanditgesellschaft auf Aktien), which became effective January 28, 2011, each reference in the Indenture to “Fresenius AG” shall henceforth be a reference to “Fresenius SE & Co. KGaA.”
          SECTION 1.6. Full Force and Effect of Guarantees. The Company, FMCH and FMCD each acknowledges and agrees that its Note Guarantee shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Supplemental Indenture.
ARTICLE II
FORM OF NOTE AND NOTE GUARANTEE
          Pursuant to Section 2.1 of the Indenture, new forms of Note and Note Guarantee are hereby established, in the forms annexed as Annex A and B hereto, respectively, conforming with the amendments to the Indenture set forth herein, provided, that the existing certificates evidencing the Notes and the Note Guarantees endorsed thereon shall continue to represent the Notes and the Note Guarantees, as amended hereby, until replaced by the Successor Issuer Notes.
ARTICLE III
MISCELLANEOUS
          SECTION 3.1. Section 9.1 of the Indenture. This Supplemental Indenture is a supplemental indenture pursuant to Section 9.1 of the Indenture. Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Supplemental Indenture shall control.
          SECTION 3.2. Full Force and Effect. Except as they have been modified in this Supplemental Indenture, each and every term and provision of the Indenture shall continue in full force and effect, and all references to the Indenture in the Indenture shall be deemed to mean the Indenture as supplemented and amended pursuant hereto.
          SECTION 3.3. Counterparts. All parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.
          SECTION 3.4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          SECTION 3.5. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
          SECTION 3.6. Recitals of the Original Issuer, the Successor Issuer and the Guarantors. The Recitals contained herein and, upon issuance, the form of Note and Note Guarantee annexed hereto, except the Trustee’s certificate of authentication, shall be taken as the statements of the Original Issuer, the Successor Issuer and the Guarantors, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to, and assumes no responsibility for, the validity of this Supplemental Indenture.
[The remainder of this page has been intentionally left blank. Signature pages follow.]

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, as of the day and year first above written.

FMC FINANCE III S.A., as Original Issuer		FRESENIUS MEDICAL CARE AG & Co. KGaA, a partnership limited by shares and represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, its general partner, as Guarantor

By:	/s/ Gabriele Dux Name: Gabriele Dux	By:	/s/Michael Brosnan Name: Michael Brosnan
	Title: Director		Title: Member of the Management Board

		By:	/s/Emanuele Gatti Name: Emanuele Gatti
Title: Member of the Management Board

FRESENIUS MEDICAL CARE US FINANCE, INC., as Successor Issuer		FRESENIUS MEDICAL CARE DEUTSCHLAND GMBH

By:	/s/ Mark Fawcett Name: Mark Fawcett	By:	/s/Alexandra Dambeck Name: Alexandra Dambeck
	Title: Vice President & Treasurer		Title: Managing Director

		By:	/s/Eberhard Sieger Name: Eberhard Sieger
Title: Managing Director

FRESENIUS MEDICAL CARE HOLDINGS, INC.

		By:	/s/ Mark Fawcett

Name: Mark Fawcett Title: Vice President & Treasurer
[Signature Page to Supplemental Indenture]

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/Elizabeth C. Hammer
	Name:	Elizabeth C. Hammer
	Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A — FORM OF NOTE

EXHIBIT B — FORM OF GUARANTEE

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DTC) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
FRESENIUS MEDICAL CARE US FINANCE, INC.
6 7/8% Senior Note due 2017
CUSIP No.: 35803Q AD9
No.001                     $500,000,000.00
          FRESENIUS MEDICAL CARE US FINANCE, INC., a corporation organized under the laws of Delaware (the “Issuer”, which term includes any successor entity), for value received, promises to pay to Cede & Co. or its registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on July 15, 2017.
          Interest Payment Dates: January 15 and July 15, commencing January 15, 2008
          Record Dates: January 1 and July 1 immediately preceding the related Interest Payment Dates
          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized Responsible Officers.

FRESENIUS MEDICAL CARE US FINANCE, INC.
By:
Name:
Title:

          This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

Dated:

[REVERSE OF NOTE]
FRESENIUS MEDICAL CARE US FINANCE, INC.
6 7/8% Senior Note due 2017
          1. Interest. FRESENIUS MEDICAL CARE US FINANCE, INC., a corporation organized under the laws of Delaware (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 6 7/8% per annum on the principal amount then outstanding, and be payable semi-annually in cash in arrears on each January 15 and July 15, or if any such day is not a Business Day, on the next succeeding Business Day, commencing January 15, 2008, to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          The Issuer shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts, from time to time on demand at the rate borne by the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.
          2. Additional Amounts. All payments made under or with respect to the Notes under the Indenture or pursuant to any Note Guarantee must be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of (1) the United States, Germany, Luxembourg, the United Kingdom or any political subdivision or governmental authority thereof or therein having the power to tax, (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each a “Relevant Taxing Jurisdiction”), collectively, “Taxes,” unless the Issuer or any Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency provided, however, that in determining what withholding is required by law for U.S. federal income and withholding tax purposes, the Issuer and any Guarantor shall be entitled to treat any payments on or in respect of the Notes as if the Notes were issued by a U.S. person as defined in section 7701(a)(30) of the Code. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuer or such Guarantor, as the case may be, will be required to pay such amount — “Additional Amounts” — as may be necessary so that the net amount (including Additional Amounts) received by each Holder after such withholding or deduction (including any withholding or deduction on such Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to any Holder or beneficial owner to the extent such Taxes are imposed by reason of (i) its being or having been connected with the Relevant Taxing Jurisdiction or any political subdivision or governmental authority thereof or therein having the power to tax, otherwise than by the acquisition, ownership, holding, disposition or enforcement of the Notes or the receipt of payments thereunder, or (ii) such Holder or beneficial owner not cooperating with the Issuer or the Guarantors in completing any procedural formalities that it is legally eligible to complete and are necessary for the Issuer or the Guarantors to pay or obtain authorization to make payments without such Taxes (including, without limitation, providing prior to the receipt of any payment on or in respect of a Note a complete, correct and executed IRS Form W-8 or W-9 or successor form, as applicable, with all appropriate attachments); provided, however, that for purposes of this obligation to pay Additional Amounts, the Issuer and any Guarantor shall be entitled, for U.S. federal income and withholding tax purposes, to treat any payments on or in respect of the Notes as if the Notes were issued by a U.S. person as defined in section 7701(a)(30) of the Code. Further, no Additional Amounts shall be payable with respect to (i) any Tax imposed by the United States or any political subdivision or governmental authority thereof or therein on interest by reason of any Holder or beneficial owner holding or owning, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Issuer or any Guarantor entitled to vote or (ii) any Tax imposed by the United States or any political subdivision or governmental authority thereof or therein on interest by reason of any Holder or beneficial owner being a controlled foreign corporation that is a related person within the meaning of Section 864(d)(4) of the Code with respect to the Issuer or any Guarantor. The Issuer will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Issuer will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due under applicable law, certified copies of tax receipts evidencing such payment by the Issuer.
     Wherever in the Indenture or the Notes there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes under the Indenture or the Notes, (3) interest or (4) any other amount payable on or with respect to any of the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     The Issuer will pay any present stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in the United States (or any political subdivision thereof or therein) from the execution, delivery and registration of Notes upon original issuance and initial resale of the Notes or any other document or instrument referred to therein. If at any time the Issuer changes its place of organization to outside of the United States or there is a new issuer organized outside of the United States, the Issuer or new issuer, as applicable, will pay any stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in the jurisdiction in which the Issuer or new issuer is organized (or any political subdivision thereof or therein) and are payable by the Holders of the Notes in respect of the Notes or any other document or instrument referred to therein under any law, rule or regulation in effect at the time of such change, or in connection with, the enforcement of the Notes or any such other document or instrument.
          The foregoing obligations will survive any termination, defeasance or discharge of the Indenture. References in this section (“Additional Amounts”) to the Issuer or Guarantor shall apply to any successor(s) thereto.
          3. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in U.S. dollars. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.
          4. Paying Agent and Registrar. Initially, U.S. Bank National Association will act as Paying Agent and as Registrar. In the event that a Paying Agent or transfer agent is replaced, the Issuer will provide notice thereof (so long as the Notes are Global Notes) published in a leading newspaper having general circulation in New York City (which is expected to be The Wall Street Journal) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder’s registered address. The Issuer may change any Registrar without notice to the Holders. The Issuer, the Company or any of their Subsidiaries may, subject to certain exceptions, act in the capacity of Registrar or transfer agent.
          5. Indenture. The Issuer issued the Notes under an Indenture, dated as of July 2, 2007, among FMC Finance III S.A. (the “Original Issuer”), Fresenius Medical Care AG & Co. KGaA (the “Company”), Fresenius Medical Care Holdings, Inc. (“FMCH”), Fresenius Medical Care Deutschland GmbH (“FMCD” and together with the Company and FMCH, the “Guarantors”), and U.S. Bank National Association (the “Trustee”) as Trustee, as amended and supplemented by a Supplemental Indenture dated as of June 20, 2011 among the Issuer, the Original Issuer, the Guarantors and the Trustee (as so amended and supplemented, the “Indenture”). This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 6 7/8% Senior Notes due 2017. The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Issuer. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Notes that will be issued on the Closing Date (as defined in the Indenture) will not exceed $500,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          6. Ranking. The Notes will be senior unsecured obligations of the Issuer. The payment of the principal of, premium, if any, and interest on the Notes (and the Guarantees of such obligations under the Note Guarantees) will:
•	rank pari passu in right of payment with all other Indebtedness of the Issuer and the Guarantors, as applicable, that is not by its terms expressly subordinated to other Indebtedness of the Issuer and the Guarantors, as applicable;

•	rank senior in right of payment to all Indebtedness of the Issuer and the Guarantors, as applicable, that is, by its terms, expressly subordinated to the senior Indebtedness of the Issuer and the Guarantors, as applicable; and

•	be effectively subordinated to the Secured Indebtedness of the Issuer and the Guarantors, as applicable, to the extent of the value of the collateral securing such Indebtedness, and to the Indebtedness of the Subsidiaries that are not Guarantors of the Notes.
          7. Note Guarantee. As provided in the Indenture and subject to certain limitations set forth therein, the obligations of the Issuer under the Indenture and this Note are Guaranteed on a senior unsecured basis pursuant to Note Guarantees endorsed hereon. The Indenture provides that a Guarantor shall be released from its Note Guarantee upon compliance with certain conditions.
          8. Optional Redemption. The Issuer may redeem all or, from time to time, a part of the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest to the redemption date, plus the excess of:
     (a) as determined by the calculation agent (which shall initially be the Trustee), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed not including any portion of such payment of interest accrued on the date of redemption, from the redemption date to the maturity date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; over
     (b) 100% of the principal amount of the Notes being redeemed.
          If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to beneficial Holders whose Notes will be subject to redemption by the Issuer.
          In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then by lot, on a pro rata basis, or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $75,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Trustee, or in the case of Definitive Notes, issued in the name of the Holder thereof upon cancellation of the original Note.
          9. Special Tax Redemption. The Issuer is entitled to redeem the Notes, at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount of the Notes, plus accrued and unpaid interest (if any) to the date of redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:
     (a) a change in or an amendment to the laws (including any regulations promulgated under such laws) of any Relevant Taxing Jurisdiction; or
     (b) any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction);
which change or amendment to such laws or official position is announced and becomes effective on or after the date of issuance of the Notes; provided that the Issuer determines, in its reasonable judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it.
          Notice of any such redemption must be given within 270 days of the earlier of the announcement or effectiveness of any such change.
          10. Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be, (i) so long as the Notes are in global form, by publishing in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) and notify the Holders, the Trustee and the Luxembourg Stock Exchange, if applicable and (ii) in the case of Definitive Notes, in addition to such publication, by mailing first-class mail to each Holder’s registered address. Notes in denominations of $75,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $75,000 or any integral multiple of $1,000 in excess thereof) of the principal of Notes that have denominations larger than $75,000.
          Except as set forth in the Indenture, from and after any Redemption Date or Tax Redemption Date, as the case may be, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date or Tax Redemption Date, as the case may be, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.
          11. Change of Control. Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right to require that the Issuer repurchase such Holder’s Notes, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Change of Control payment date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.
          12. Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of $75,000 and integral multiples of $1,000 in excess thereof.
          13. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.
          14. Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.
          15. Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.
          16. Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.
          17. Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer, the Company, the Guarantors and their Subsidiaries to incur additional Indebtedness, to incur additional Liens, to enter into Sale and Leaseback Transactions and enter into certain consolidations or mergers. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

          18. Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.
          19. Defaults and Remedies. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received full indemnity. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.
          20. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
          21. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer, Fresenius SE & Co. KGaA, or of the Board of Directors of the Company or the Guarantors, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy. In addition, such waiver and release may not be effective under the laws of the Federal Republic of Germany. The waiver and release are part of the consideration for issuance of the Notes.
          22. Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.
          23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.
          24. CUSIP Numbers. The Issuer will cause the CUSIP number to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     25. Governing Law. THIS NOTE AND THE INDENTURE, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT CERTAIN MATTERS CONCERNING LIMITATION THEREOF WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY.

SCHEDULE A
SCHEDULE OF PRINCIPAL AMOUNT
     The initial principal amount at maturity of this Note shall be $500,000,000.00. The following decreases/increases in the principal amount at maturity of this Note have been made:

			Total Principal	Notation
			Amount	Made by
Date of	Decrease in	Increase in	Following Such	or on
Decrease/	Principal	Principal	Decrease/	Behalf of
Increase	Amount	Amount	Increase	Trustee

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box below:
     ☐
     If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount: $________________
Date:
Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program
(or other signature guarantor program reasonably acceptable to the Trustee)

NOTE GUARANTEE
          For value received, each of the Guarantors hereby jointly and severally unconditionally Guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Note and of the Indenture.
          In case of the failure of the Issuer punctually to make any such payment, each of the Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuer. The Note Guarantee extends to the Issuer’s repurchase obligations arising from a Change of Control pursuant to the Indenture.
          Each of the Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of, all or any of the Notes, the effects of Bankruptcy Law applicable in the event of bankruptcy proceedings being opened with respect to the Issuer, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in this Note Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest (including Additional Amounts, if any) on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against each of the Guarantors to enforce this Note Guarantee without first proceeding against the Issuer. Each Guarantor agrees that, to the extent permitted by applicable law, if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders is prevented by applicable law from exercising its respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
          No reference herein to the Indenture and no provision of this Note Guarantee or of the Indenture shall alter or impair the Note Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on the Note upon which this Note Guarantee is endorsed.
          This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, or equivalent proceeding under applicable law, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, or the equivalent of any of the foregoing under applicable law, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes whether as a voidable preference, fraudulent transfer, or as otherwise provided under similar laws affecting the rights of creditors generally or under applicable laws of the jurisdiction of formation of the Issuer, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee. The Guarantors or any particular Guarantor shall be released from this Note Guarantee upon the terms and subject to certain conditions provided in the Indenture.
          By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture or the execution of a Guarantee Agreement, each Person that becomes, or assumes the obligations of, a Guarantor after the date of the Indenture will be deemed to have executed and delivered this Note Guarantee for the benefit of the Holder of this Note with the same effect as if such Guarantor were named below.
          All terms used in this Note Guarantee which are defined in the Indenture referred to in the Note upon which this Note Guarantee is endorsed shall have the meanings assigned to them in such Indenture.
          This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

          Each Note Guarantee (other than that of the Company) will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or under applicable law of the jurisdiction of incorporation of such Guarantor.
          In the case of Fresenius Medical Care Deutschland GmbH (“FMCD”), the following provisions apply:
     The Note Guarantee of FMCD will be limited if and to the extent payment under such Note Guarantee or the application of enforcement proceeds would cause such Guarantor’s net assets (Reinvermögen) calculated as the sum of the balance sheet positions shown under § 266(2)(A), (B) and (C) German Commercial Code (Handelsgesetzbuch), less the sum of the liabilities shown under the balance sheet positions pursuant to § 266(3)(B), (C) and (D) German Commercial Code to fall below the Guarantor’s registered share capital (Stammkapital). For the purposes of such calculation, the following adjustments will be made: (i) the amount of any increase of the registered share capital out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) after the Closing Date that has been effected without the prior consent of the Trustee shall be deducted from the registered share capital; and (ii) liabilities incurred in violation of the provisions of the Notes and the Indenture shall be disregarded. In the event such Guarantor’s net assets fall below its registered share capital, such Guarantor, upon request of the Trustee, will realize in due course, to the extent legally permitted, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the relevant assets are not necessary for such Guarantor’s business (nicht betriebsnotwendiges Vermögen).
          Reference is made to Article X of the Indenture for further provisions with respect to this Note Guarantee.
          THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT THAT THE LIMITATIONS OF THE NOTE GUARANTEES EXPRESSED IN SECTION 10.1(c) OF THE INDENTURE (AND THE EQUIVALENT PROVISIONS IN THE ELEVENTH PARAGRAPH HEREOF) WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY.

     IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be duly executed.

FRESENIUS MEDICAL CARE AG & CO. KGaA, a German partnership limited by shares, represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner, as a Guarantor

By:	Name:
Title: Member of the Management Board

By:	Name:
Title: Member of the Management Board

FRESENIUS MEDICAL CARE HOLDINGS, INC., as a Guarantor

By:	Name:
Title:

FRESENIUS MEDICAL CARE DEUTSCHLAND GMBH, as a Guarantor

By:	Name:
Title:

By:	Name:
Title: